BOARD OF TRUSTEES

THE HUNTINGTON FUNDS

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of The Huntington Funds (the “Funds”), hereby constitute and appoint JAY S. FITTON, Secretary to the Funds, JOHN C. SWHEAR, Vice President, Legal Compliance & Risk, of Huntington Asset Services, Inc., and TIFFANY R. FRANKLIN, Securities Paralegal at Huntington Asset Services, Inc., as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to The Huntington Funds, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 9th day of August, 2012.

August 9, 2012	/s/ B. Randolph Bateman
B. Randolph Bateman

August 9, 2012	/s/ Thomas J. Westerfield
Thomas J. Westerfield

August 9, 2012	/s/ David S. Schoedinger
David S. Schoedinger

August 9, 2012	/s/ Tadd C. Seitz
Tadd C. Seitz

August 9, 2012	/s/ Mark D. Shary
Mark D. Shary

August 9, 2012	/s/ William H. Zimmer, III
William H. Zimmer, III

August 9, 2012	/s/ Eddie R. Munson
Eddie R. Munson